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                                                                    Exhibit 10.2

                     AMENDMENT TO STOCK PURCHASE AGREEMENT
                     -------------------------------------


     This Amendment to Stock Purchase Agreement ("Amendment") is made and entered into on February 12, 1998, by and between Eastern Environmental Services, Inc., a Delaware corporation ("Purchaser") on one part and United Waste Systems, Inc., a Delaware corporation ("Seller"), on the other part.

                                    RECITALS
                                    --------

     Purchaser and Seller entered into a Stock Purchase Agreement dated November 19, 1997 ("Agreement"). The parties wishing to resolve certain issues raised between them in connection with consummating the transaction set forth in the Agreement have entered into this Amendment. The parties have entered into this Amendment with the intent and purpose of inducing each other to consummate the transaction under the Agreement.

     NOW, THEREFORE, intending to be legally bound hereby and in exchange for the mutual benefits and burdens set forth in this Amendment, the parties have agreed as follows:

     1.   DEFINITIONS AND INCORPORATION.  All terms defined in the Agreement and
          -----------------------------
not specifically defined in this Amendment shall have the meanings given to the terms set forth in the Agreement. This Amendment shall be incorporated into the Agreement and shall form part of the Agreement. The representations, warranties, covenants and obligations of the parties, as set forth in this Amendment, shall be deemed to be representations, warranties, covenants and obligations of the Agreement, as fully as though they were set forth in the Agreement.

     2.   VIOLATIONS.  Seller agrees that it shall pay all fines and penalties
          ----------
levied in connection with the violation of Environmental Law, which violation
occurred prior to the Closing Date (the "Pre-Closing Violation").    Seller
shall take any action needed to be taken to correct a Pre-Closing Violation to the satisfaction of the PADEP and, if applicable, the Allegheny County Health

Department ("AHD") ("Corrective Actions"). Seller shall be responsible for paying the cost of any Corrective Actions up to an amount not to exceed $150,000. All Pre-Closing Violations and fines levied in connection with Pre-Closing Violations shall be corrected and paid by Seller prior to the fine or violation having any negative impact on the Company or the Company's business operations.

     3.   BALANCE SHEET AND WORKING CAPITAL.  On January 28, 1998, Seller
          ---------------------------------
submitted to Purchaser updated Schedules to the Agreement. One of the updated Schedules was a Balance Sheet and Statement of Operations for the periods ended December 31, 1995, December 31, 1996 and December 31, 1997 ("Updated Financial Statements"). Another Schedule submitted by Seller to Purchaser on January 28, 1998 was a summary of working capital as of December 31, 1997 ("Summary of Working Capital"). The December 31, 1997 Balance Sheet forming a part of the Updated Financial Statements has a negative cash balance of One Hundred Eleven Thousand One Hundred Thirty Dollars ($111,130). Seller agrees that as of Closing the Company shall not have a negative cash balance or if the Company does have a negative cash balance, Seller will solely be responsible for paying any loans, advances or outstanding checks which caused the negative cash balance. The updated Financial Statements reflect that as of December 31, 1997 there were Inter-Company Accounts Receivable and Accounts Payable in the total amount of $23,951,597.00. Seller represents and warrants that the Inter-Company Liability is a liability of the Company currently owed to its corporate parent, United Waste Systems, Inc., and/or USA Waste Services, Inc. and that such liability will be contributed as equity to the Company prior to Closing and will not be assumed by the Purchaser. As of the date of the Closing there shall be no Inter-Company Account Receivable or Account Payable owed by the Company. Purchaser and Seller agree that notwithstanding the submission of the Summary of Working Capital, Section 3.9(d) of the Agreement shall remain in

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full force and effect and that Purchaser shall prepare a working capital calculation as of the date of Closing within 90 days of the Closing and payment shall be made based on the calculation as set forth in Section 3.9(d).

     4.   SEWER CONNECTION FEE.  The Company is subject to a Consent Decree
          --------------------
dated March 13, 1996 entered in the matter of Commonwealth of Pennsylvania Department of Environmental Protection vs. Kelly Run Sanitation, Inc., No. 356 M.D. 1995 ("Consent Decree"). Pursuant to the Consent Decree the Company is obligated to dispose of its leachate and ground water into the Forward Township sanitary sewer system as soon as an intercept and sewer line were constructed connecting the Company's Landfill into the Forward Township sanitary sewer system. The interceptor has been constructed and the Company may connect into it upon paying a tap in fee and connection fee totaling approximately $766,505 ("Interceptor Fee"). Seller acknowledges that the Interceptor Fee shall be treated as a current liability of the Company as of the date of Closing, for purposes of calculating the amount of working capital and whether Purchaser owes a payment to Seller or Seller owes a payment to Purchaser under the provisions of Section 3.9(c) and 3.9(d) of the Agreement.

     5.   AMOUNT OF CONSTRUCTION COST.  Section 1.3 of the Agreement provides
          ---------------------------
that Purchaser shall reimburse Seller for all reasonable expenditures incurred by Seller or Company from September 1, 1997 for construction of Phase III airspace at the Landfill to the extent such capacity constructed is not consumed as of the Closing Date ("Construction Costs"). The parties agree that the amount of Construction Costs to be reimbursed to Seller by Purchaser for third party costs and expenses and internal cost allocations is $410,784.80 in total.

     6.   PHASE II CLOSURE.  Section 1.3 of the Agreement provides that the
          ----------------
Purchaser shall

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reimburse the Seller for the Construction Costs and a $250,000 payment made to
Forward Township which was delivered by the Company on November 14, 1997 in connection with the Consent Decree ("Reimbursement Payment"). The Agreement also provides in Section 5.13 that Seller is responsible, at its own cost and expense, to properly close the Phase II area required by the Phase II permit and PADEP with the synthetic cap to be in place by July 1, 1998 and the closure completed on or before September 30, 1998 ("Phase II Closure"). Notwithstanding anything contrary to the Agreement, to secure Seller's performance under the Agreement, as amended by the Amendment, the parties agree that the Reimbursement Payment shall not be paid by Purchaser to Seller until such time as the Phase II Closure has been substantially completed with all completed work paid for by Seller. In order to expedite the Phase II Closure, Seller agrees to hire and pay for a Project Manager who will be located at the Company's landfill and will be in charge of all aspects of the Phase II Closure, on behalf of Seller. The Project Manager hired by Seller shall coordinate the Phase II Closure with the Company so that the Phase II Closure is conducted so as to minimize, to the extent reasonably possible, any negative impact on the operations of the Company's Landfill. If Seller requests that Purchaser's or Company's employees perform any Phase II Closure work, Seller shall reimburse the Company for the Company's or Purchaser's internal costs of its employees, equipment and materials used in the Phase II Closure. The final cover soil for the Phase II Closure shall be taken from (i) the area of the landfill which is being excavated for the construction of a disposal cell, if at the time the cover soil for the Phase II Closure is needed a disposal cell is being excavated, or (ii) the Landfill's soil borrow area, if at the time the cover soil for the Phase II Closure is needed a disposal cell is not being excavated.

     7.   HIGHWAY PERMIT.  Seller represents and warrants to Purchaser that it
          --------------
has all

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necessary highway permits required for the Company and its customers to use the highways around the landfill for the transport of waste to the landfill for disposal at the rate of 1,250 tons per day.

     8.   NO OTHER AMENDMENTS.  Except as set forth in this Amendment, there are
          -------------------
no Amendments to the Agreement and the Agreement, as modified by this Amendment, is in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                         EASTERN ENVIRONMENTAL SERVICES, INC.


                         BY:       /S/ ROBERT M. KRAMER
                            ---------------------------------------------
                             ROBERT M. KRAMER, EXECUTIVE VICE PRESIDENT


                         UNITED WASTE SYSTEMS, INC.


                         BY:       /S/ RONALD H. JONES
                            ---------------------------------------------------
                             RONALD H. JONES, VICE PRESIDENT & TREASURER

                                   GUARANTEE

     USA Waste Services, Inc. joins this Amendment for the purposes of financially guaranteeing Seller's obligations under the Amendment and the Agreement.

                         USA WASTE SERVICES, INC.


                         BY:       /S/ CHARLES A. WILCOX
                            ----------------------------------------------------
                             CHARLES A. WILCOX, REGIONAL VICE PRESIDENT

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